GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRSTAMENDMENT, dated as of the 17th day of December, 2013, to the Transfer Agent Servicing Agreement, dated as of February 20, 2007 (the “Agreement”), is entered into by and between GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GENWORTH FINANCIAL ASSET
MANAGEMENT FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit C to the Transfer Agent Servicing Agreement – Genworth Financial Asset Management Funds

GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS ANNUAL FEE SCHEDULE – Effective December ,2013
Shareholder Account Fee (Subject to Minimum)
No-Load  - $[  ]per  account
Load Fund - $[  ]per account
Money Market - $[  ]per account

Annual Minimum
$[  ]per fund or class
$[  ]first load or money market fund

If the funds allow direct retail shareholders, the following schedule also applies:
- Additional 1 basis point per year.

Activity Charges:
Telephone Call - $[  ]per call
Draft Check Processing - $[  ]per draft
Daily Valuation Trades - $[  ]per trade
ACH Shareholder Services:
   $[  ] per month per fund group
   $[  ]per ACH item, setup and/or change
   $[  ] per correction, reversal, return item

Plus out-of-pocket expenses, including but not limited to:
 Telephone – toll-free lines
 Postage
 Stationery, Envelopes
 Programming, Special Reports
 Insurance
 Record Retention
 Microfilm/fiche of records
 Proxies, Proxy Services
 ACH fees
 NSCC charges
 All other out-of-pocket expenses
Extraordinary services - quoted separately

File Transfer - $[  ] per month plus $[  [  ]/record

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
 $[  ] per qualified plan account (Cap at $[  ]per SSN)
 $[  ]per education IRA account (Cap at $[  ]per SSN)
 $[  ]per transfer to successor trustee
 $[  ]per distribution to participant (Excluding SWPs)
 $[  ]per refund of excess contribution
 $[  ]per reconversion/recharacterization

Additional Shareholder Fees (Billed to Investors)
 $[  ]per outgoing wire transfer
 $[  ]per telephone exchange
 $[  ]per return check or ACH
 $[  ]per stop payment
 $[  ]per research request (For requested items of the second calendar year [or previous] to the request)(Cap at $[  ])

CCO Support Services - $[  ]Per Year Per Fund Complex

Fees and out-of-pocket expenses are billed monthly.